Exhibit 2.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "SMART CARD MARKETING SYSTEMS, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-FIRST DAY OF JUNE, A.D. 2018.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4107856 8300	Authentication: 202929326

SR# 20185282861	Date: 06-21-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:19 PM 03/03/2006
FILED 12:32 PM 03/03/2006
SRV 060212452 – 4107856 FILE

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION

eMarketplace Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That a meeting of the Board of Directors of said corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing Articles thereof numbered “FIRST” and “FOURTH” so that as amended, said Articles shall be and read as follows:

“FIRST: The name of this corporation is Smart Card Marketing Systems, Inc.”

“FOURTH: The amount of the total authorized capital stock of this corporation is 100,000,000 shares of $0.001 par value with a one (1) new for one thousand (1,000) old basis.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed on this date of March 2, 2006.

By:	/s/ James Stevens
SIGNATURE – AUTHORIZED OFFICER

James Stevens, Secretary
PRINT NAME & TITLE OF OFFICER

DBI: 1238551